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                                                                    EXHIBIT 16.1

February 3, 1998

Securities and Exchange Commission
450 Fifth Street N.W.
Washington, D.C. 20549

Gentlemen:

We have read the disclosure in "Experts" in Amendment No. 2 to the Form S-1 Registration Statement of Buckhead Community Bancorp, Inc. (No. 333-37405) to be filed with the Securities and Exchange Commission and are in agreement with the statements contained therein.

Very truly yours,

/s/ Porter Keadle Moore LLP